UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2014, The KEYW Holding Corporation (“KEYW”) as a guarantor entered into an amendment number 2 (the “Amendment”) to the amended and restated credit agreement (as amended, the “Amended and Restated Credit Agreement”) by and among itself, the KEYW Corporation, as the borrower (the “Borrower”), the domestic direct and indirect subsidiary guarantors of the Borrower, the lenders identified in the Amendment (the “Lenders”) and Royal Bank of Canada, as Administrative Agent.  The Amendment adds two new pricing tiers to the interest rate spreads applicable to Borrowings under the Amended and Restated Credit Agreement.  If the Borrower's Consolidated Total Leverage Ratio is greater than 3.00 to 1.00 but less than or equal to 3.75 to 1.00, then the Applicable Rate for Borrowings under the Amended and Restated Credit Agreement will be 2.75% for Eurodollar Rate Loans and 1.75% for Base Rate Loans and the Borrower will pay a .500% Commitment Fee for unused availability.  If the Borrower's Consolidated Total Leverage Ratio exceeds 3.75 to 1.00, then the Applicable Rate for Borrowings under the Amended and Restated Credit Agreement will be 3.00% for Eurodollar Rate Loans and 2.00% for Base Rate Loans and the Borrower will pay a .500% Commitment Fee for unused availability.

The Amendment also adjusts the Borrower's financial covenants by:

•
increasing the maximum Consolidated Senior Leverage Ratio for the nine month period from January 1, 2014 through September 30, 2014 to 4.00 to 1.00, decreasing the same by twenty-five basis points per calendar quarter and thereafter resetting the same to the level required previously in the Amended and Restated Credit Agreement for the remaining time until the Maturity Date, 3.00 to 1.00;

•
increasing the maximum Consolidated Total Leverage Ratio for the nine month period from January 1, 2014 through September 30, 2014 to 4.00 to 1.00, decreasing the same by twenty-five basis points for the third calendar quarter of 2014 and thereafter resetting the same to the level required previously in the Amended and Restated Credit Agreement for the remaining time until the Maturity Date, 3.50 to 1.00; and

•
decreasing the Consolidated Fixed Charge Coverage Ratio for the three month period from January 1, 2014 through March 31, 2014 to 1.10 to 1.00 and thereafter resetting the same to the level required previously in the Amended and Restated Credit Agreement for the remaining time until the Maturity Date, 1.25 to 1.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ John E. Krobath
DATE: March 19, 2014	John E. Krobath
Chief Financial Officer